Exhibit 99.1

ReynoldsAmerican
Reynolds American Inc.
P.O. Box 2990
Winston-Salem, NC 27102-2990

Contact	Investor Relations:	Media:	RAI 2006-24
	Ken Whitehurst	Seth Moskowitz
	(336) 741-0951	(336) 741-7698
     RAI CEO:
‘Reynolds American Continues to Build Strength’
First Half ’06 Reported EPS up 35.6%; Adjusted EPS up 20.9%
Revises Full Year Forecast

At a Glance
•	Reported EPS: second quarter up 50.0 percent at $2.55; first half up 35.6 percent at $4.88

•	Adjusted EPS: second quarter up 32.8 percent at $2.51; first half up 20.9 percent at $4.39

•	RAI completes purchase of Conwood, the second-largest U.S. smokeless- tobacco company

•	R.J. Reynolds’ investment brands’ growth on track

•	Revised guidance: full-year reported EPS of $8.30 to $8.50

•	RAI to increase dividend 20 percent; split stock two-for-one
All references in this release to “reported” numbers refer to GAAP measurements; all “adjusted” numbers are non-GAAP, as defined in schedules 3 and 4 of this release, which reconcile reported to adjusted results for second-quarter and first-half 2006.
WINSTON-SALEM, N.C. — July 26, 2006 — Reynolds American Inc. (NYSE: RAI) today announced strong gains in second-quarter and first-half 2006 diluted EPS — on both a reported and an adjusted basis. Adjusted EPS of $2.51 for the quarter and $4.39 for the half was up 32.8 percent and 20.9 percent respectively, benefiting from improved pricing, productivity and strong R.J. Reynolds volume. The company revised its forecast and now expects full-year 2006 reported EPS of $8.30 to $8.50.
-more-

Second Quarter and First Half 2006 Financial Results — Highlights
(unaudited)
(all dollars in millions, except per share amounts; for
reconciliations, including GAAP to non-GAAP, see schedules 2 and 3)

	For the Three Months			For the Six Months
	Ending June 30			Ending June 30
	2006	2005	% Change	2006	2005	% Change

Net sales	$2,291	$2,103	8.9%	$4,251	$4,060	4.7%

Operating income
Reported (GAAP)	$616	$417	47.7%	$1,062	$884	20.1%
Adjusted (Non-GAAP)	621	462	34.4%	1,065	889	19.8%

Net income
Reported (GAAP)	$376	$251	49.8%	$721	$532	35.5%
Adjusted (Non-GAAP)	370	279	32.6%	649	536	21.1%

Net income per diluted share
Reported (GAAP)	$2.55	$1.70	50.0%	$4.88	$3.60	35.6%
Adjusted (Non-GAAP)	2.51	1.89	32.8%	4.39	3.63	20.9%
MANAGEMENT’S PERSPECTIVE
Overview
“Reynolds American’s first-half results clearly demonstrate the company’s ongoing progress in delivering against its business plan and building long-term shareholder value,” said Susan M. Ivey, RAI’s chairman, president and chief executive officer.
During the first half of 2006, the company expanded the scope of its business by entering the smokeless tobacco category with the acquisition of Conwood. RAI achieved additional merger synergies and met productivity objectives, and the company’s largest operating subsidiary, R.J. Reynolds, further increased the strength of its investment brands.
“In addition,” Ivey said, “Reynolds American continues to enjoy a more favorable industry environment, which was further enhanced by a recent ruling that eliminated the $145 billion judgment against the industry in the Engle class-action lawsuit.
“Our year-to-date performance and our ability to deliver sustainable earnings growth drove our decision, announced last week, to increase RAI’s dividend by 20 percent and split our stock on a two-for-one basis,” Ivey said. “It is clear that Reynolds American continues to build strength.”

R.J. Reynolds
“R.J. Reynolds’ performance during the first half of 2006 again demonstrated the company’s operational and marketplace strength,” said Lynn J. Beasley, R.J. Reynolds’ president and chief operating officer.
R.J. Reynolds’ adjusted operating income of $554 million for the second quarter and $957 million for the first half was up 29.7 percent and 16.0 percent respectively. That performance was primarily the result of pricing gains and productivity improvements, coupled with strong shipment volume.
R.J. Reynolds’ shipment volume was essentially flat for the first half of the year. “However,” Beasley noted, “we estimate that our retail consumption was down about 4 percent.”
First-half volume reflected an extra shipping day and was also impacted by a wholesale-inventory build-up prior to the July 4th holiday and the company’s successful implementation of a new SAP systems platform in early July. These dynamics inflated first-half volume and enhanced operating income and margins.
“Full-year shipment volumes should be down approximately 4 percent, consistent with the consumption decline during the first half,” Beasley said. “We expect second-half volume to be adversely impacted as the trade brings inventories back in line with consumption. In addition, R.J. Reynolds’ second-half operating earnings will be affected by incremental investments of about $40 million to address state ballot initiatives on cigarette taxes and smoking bans.”
First-half marketplace performance reflects the continued success of R.J. Reynolds’ brand portfolio strategy. Total retail market share was 29.92 percent, down 0.42 points for the first half, as expected declines of the company’s selective support and non-investment brand categories offset the continued strong performance of the company’s two investment brands, Camel and Kool.
Camel and Kool continued to build strength with a combined first-half share of 10.38 percent, up 0.83 share points from the first half of 2005. The 2006 first-half share for Camel’s filtered styles was 7.28 percent, up 0.66 points from the prior-year period. Kool delivered a 0.17 share-point gain, boosting its first-half share to 3.10 percent.
“This momentum reflects the focus that Camel and Kool are receiving as investment brands, as well as the strong positioning of the core brand-styles and continuing innovations on both brands,” Beasley said. “In the second quarter, Camel’s innovations included the launch of a two-market test of Camel Snus, a smokeless tobacco option that has the advantage of being spitless.”
Conwood
Reynolds American acquired Conwood Company, L.P., the nation’s second-largest smokeless-tobacco manufacturer, on May 31, 2006. Consequently, only Conwood’s June operating income of $27 million is included in RAI’s consolidated results for the second quarter and first half of 2006.

To enhance understanding of Conwood’s underlying performance, RAI is providing adjusted pro-forma results, computed as if Conwood had been owned by RAI since the beginning of 2005. On this basis, Conwood delivered strong gains in volume, share and operating income for both the second quarter and the first half of 2006, compared with the same periods in 2005.
On an adjusted pro-forma basis, Conwood’s second-quarter adjusted operating income climbed 12.3 percent to $73 million. First-half adjusted operating income rose 16.7 percent to $140 million.
During both periods, the company continued to show its strength as the growth leader in the moist-snuff category. Conwood finished the first half of 2006 with a moist-snuff share of shipments of 24.9 percent, up 2.7 points from the prior-year period.
Driving Conwood’s results is Grizzly, a price-value brand that continued its strong growth, posting a 3.7 share-point gain from the prior-year first half. Grizzly was introduced only five years ago, but it already commands about 19 percent of the moist-snuff market.
Conwood is the only smokeless tobacco company that competes in all five smokeless tobacco categories. The company holds the No. 1 or No. 2 position in every category, and it has more than doubled its total share of the moist-snuff market in the past six years.
REVISED FULL YEAR FORECAST
“We are pleased with Reynolds American’s performance in the first half. For the year, we now expect reported EPS of $8.30 to $8.50 on a pre-split basis,” said Dianne M. Neal, RAI’s chief financial officer. “This reflects some additional upside that is primarily due to incremental tax gains, as well as the impact from the Conwood acquisition.”
Neal said that Conwood promises to continue delivering strong results during the second half of the year. “However,” she said, “their earnings will be only slightly accretive in 2006, as the interest expense associated with financing the acquisition largely offsets the operating income that Conwood will generate during the remainder of the year.”
Neal noted that the company’s particularly strong first half has put it ahead of its full-year projection on a pro-rata basis. “The second half of the year — the third quarter in particular—will be significantly impacted by the R.J. Reynolds first-half shipping imbalance,” Neal said. “The second half will also be adversely affected by an investment of approximately $40 million that R.J. Reynolds is making to combat state ballot initiatives on cigarette excise tax increases and smoking restrictions.”
Neal said that the reported EPS estimate also includes the after-tax effect of:
•	A $74 million extraordinary gain in the first half resulting from the favorable resolution of prior years’ tax matters;

•	Between $225 million and $250 million in pre-tax incremental merger-related synergies and productivity initiatives; and

•	$50 million in pre-tax acquisition and merger-related costs.

Neal said that the company’s full-year forecast does not include:
•	Any expense that will result from the fair-value allocation of Conwood’s purchase price; or

•	Any potential impact of the annual assessment of intangible asset valuations.
In addition, she noted that the revised year-end cash forecast does not include $ 100 million of cash collateral for the appellate bond in the Engle class-action lawsuit. “At this time it is difficult to accurately predict when these funds will be returned,” she said, “so we have excluded them from our year-end cash forecast.
“We expect our balance sheet to remain strong,” Neal said. “We should end the year with cash and short-term investments of about 2.4 billion dollars. We expect debt at year-end of about 4.7 billion dollars.”
CONFERENCE CALL WEBCAST TODAY
Reynolds American will webcast a conference call to discuss first-quarter 2006 results at 9:30 a.m. Eastern Time on Wednesday, July 26, 2006. The call will be available live online on a listen-only basis. To register for the call, please visit the “Investors” section of www.ReynoldsAmerican.com. A replay of the call will be available on the site for 30 days. Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Seth Moskowitz at (336) 741-7698.
RISK FACTORS
Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding RAI’s future performance and financial results inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.
These risks and uncertainties include:
•	the substantial and increasing regulation and taxation of tobacco products;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of tobacco products that are pending or may be instituted against RAI or its subsidiaries;

•	the substantial payment obligations and limitations on the advertising and marketing of cigarettes under the MSA and other state settlement agreements;

•	the continuing decline in volume in the domestic cigarette industry;

•	competition from other manufacturers, including any new entrants in the marketplace;

•	increased promotional activities by competitors and the growth of deep-discount cigarette brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products, marketing strategies and promotional programs;

•	the failure to realize the anticipated benefits arising from the Conwood acquisition;

•	the ability to achieve efficiencies in manufacturing and distribution operations without negatively affecting sales;

•	the cost of tobacco leaf and other raw materials and other commodities used in products, including future market pricing of tobacco leaf, which could adversely impact inventory valuations;

•	the effect of market conditions on foreign currency exchange-rate risk, interest-rate risk and the return on corporate cash;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the rating of RAI’s and RJR’s securities;

•	any restrictive covenants imposed under RAI’s and RJR’s debt agreements;

•	the possibility of fire, violent weather and other disasters that may adversely affect the manufacturing facilities;

•	any adverse effects from the transition of the packaging operations formerly conducted by RJR Packaging, LLC, a wholly owned subsidiary of RJR Tobacco, to the buyers of RJR Packaging, LLC’s businesses;

•	any adverse effects arising out of the implementation of an SAP enterprise business system in the third quarter of 2006; and

•	the potential existence of significant deficiencies or material weaknesses in internal control over financial reporting that may be identified during the performance of testing required under Section 404 of the Sarbanes-Oxley Act of 2002.
Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
ABOUT US
Reynolds American Inc. (NYSE: RAI) is the parent company of R.J. Reynolds Tobacco Company; Conwood Company, L.P.; Santa Fe Natural Tobacco Company, Inc.; Lane Limited; and R.J. Reynolds Global Products, Inc.
•	R.J. Reynolds Tobacco Company, the second-largest U.S. tobacco company, manufactures about one of every three cigarettes sold in the country. The company’s brands include five of the 10 best-selling U.S. brands: Camel, Kool, Winston, Salem and Doral.

•	Conwood Company, L.P. is the nation’s second-largest manufacturer of smokeless tobacco products. Its leading brands are Kodiak, Grizzly and Levi Garrett.

•	Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other tobacco products for U.S. and international markets.

•	Lane Limited manufactures several roll-your-own, pipe tobacco and little cigar brands, and distributes Dunhill tobacco products.

•	R.J. Reynolds Global Products, Inc. manufactures, sells and distributes American-blend cigarettes and other tobacco products to a variety of customers worldwide.
Copies of RAI’s news releases, annual reports, SEC filings and other financial materials are available at www.ReynoldsAmerican.com.
(financial and volume tables follow)

Schedule 1
REYNOLDS AMERICAN INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME-GAAP
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net sales, external	$2,170	$1,991	$3,985	$3,803
Net sales, related party	121	112	266	257

Net sales	2,291	2,103	4,251	4,060
Cost of products sold	1,276	1,241	2,441	2,352
Selling, general and administrative expenses	392	412	734	776
Amortization expense	7	9	14	24
Loss on sale of assets	—	25	—	25
Restructuring adjustments	—	(1)	—	(1)

Operating income	616	417	1,062	884
Interest and debt expense	52	26	87	50
Interest income	(23)	(13)	(59)	(30)
Other expense, net	(3)	3	(3)	7

Income from continuing operations before income taxes	590	401	1,037	857
Provision for income taxes	223	150	390	325

Income from continuing operations	367	251	647	532
Extraordinary item — gain on acquisition (1)	9	—	74	—

Net income	$376	$251	$721	$532

Basic income per share:
Income from continuing operations	$2.49	$1.70	$4.39	$3.61
Extraordinary item (1)	0.06	—	0.50	—

Net income	$2.55	$1.70	$4.89	$3.61

Diluted income per share:
Income from continuing operations	$2.49	$1.70	$4.38	$3.60
Extraordinary item (1)	0.06	—	0.50	—

Net income	$2.55	$1.70	$4.88	$3.60

Basic weighted average shares, in thousands	147,514	147,383	147,496	147,383

Diluted weighted average shares, in thousands	147,680	147,575	147,661	147,579

Segment data:
Net sales:
RJR Tobacco	$2,103	$1,961	$3,930	$3,767
Conwood	42	—	42	—
All Other	146	142	279	293

	$2,291	$2,103	$4,251	$4,060

Operating income:
RJR Tobacco	$549	$407	$954	$845
Conwood	27	—	27	—
All Other	49	19	97	55
Corporate Expense	(9)	(9)	(16)	(16)

	$616	$417	$1,062	$884

(1)	Includes adjustments to the 2000 extraordinary gain on acquisition, resulting from favorable resolution of prior-years’ tax matters.

Schedule 2
REYNOLDS AMERICAN INC.
Reconciliation of 2005 GAAP Results to 2006 GAAP Results
(Dollars In Millions)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	Operating	Net	Operating	Net
	Income	Income	Income	Income

2005 Results	$417	$251	$884	$532
Deduct 2005 Phase II growers’ trust offset	(14)	(9)	(79)	(49)
Add back 2005 federal tobacco buyout assessment	4	2	7	4
Add back 2005 merger/integration costs	30	19	52	32
Add back 2005 loss on sale of assets	25	16	25	16
Federal tobacco buyout assessment	—	—	9	6
Merger/integration costs	(5)	(3)	(12)	(7)
Extraordinary gain on acquisition	—	9	—	74
Operations and other	159	91	176	113

2006 Results	$616	$376	$1,062	$721

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)
On a preliminary basis, the $3.5 billion cost of the acquisition of Conwood has been allocated on the basis of historical net book value of assets acquired and liabilities assumed as of the acquisition date. The excess purchase price over the net book value was included in goodwill. The fair value of acquired tangible and intangible assets has not yet been determined. The allocation of purchase price to the fair value of assets acquired and liabilities assumed is expected to reduce goodwill in the second half of 2006.

	June 30,	December 31,
	2006	2005
Assets
Cash and cash equivalents	$1,105	$1,333
Short-term investments	717	1,373
Other current assets	2,261	2,359
Trademarks, net	2,182	2,188
Goodwill	9,059	5,672
Other noncurrent assets	1,610	1,594

	$16,934	$14,519

Liabilities and shareholders’ equity
Tobacco settlement and related accruals	$1,499	$2,254
Current maturities of long-term debt	314	190
Accrued liabilities and other current liabilities	1,736	1,705
Long-term debt (less current maturities)	4,413	1,558
Long-term deferred income taxes	580	639
Long-term retirement benefits	1,236	1,374
Other noncurrent liabilities	244	246
Shareholders’ equity	6,912	6,553

	$16,934	$14,519

Schedule 3
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Adjusted Results
Results include the acquired operations of Conwood since May 31, 2006. The fair value of acquired assets and liabilities assumed has not yet been determined. However, any adjustments resulting from such determination is not expected to have a significant impact on RAI’s results of operations.
RAI management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. “Adjusted” (non-GAAP) results are not, and should not be viewed as, substitutes for “reported” (GAAP) results.

	Three Months Ended June 30,
	2006			2005
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$616	$376	$2.55	$417	$251	$1.70
The GAAP results include the following expense (income):
Federal tobacco buyout assessment	—	—	—	4	2	0.01
Phase II growers’ trust offset	—	—	—	(14)	(9)	(0.06)
Merger/integration costs	5	3	0.02	30	19	0.13
Loss on sale of assets	—	—	—	25	16	0.11
Extraordinary gain on acquisition	—	(9)	(0.06)	—	—	—

Total adjustments	5	(6)	(0.04)	45	28	0.19

Adjusted results	$621	$370	$2.51	$462	$279	$1.89

	Six Months Ended June 30,
	2006			2005
	Operating	Net	Diluted	Operating	Net	Diluted
	Income	Income	EPS	Income	Income	EPS
GAAP results	$1,062	$721	$4.88	$884	$532	$3.60
The GAAP results include the following expense (income):
Federal tobacco buyout assessment	(9)	(6)	(0.04)	7	4	0.03
Phase II growers’ trust offset	—	—	—	(79)	(48)	(0.33)
Merger/integration costs	12	8	0.05	52	32	0.22
Loss on sale of assets	—	—	—	25	16	0.11
Extraordinary gain on acquisition	—	(74)	(0.50)	—	—	—

Total adjustments	3	(72)	(0.49)	5	4	0.03

Adjusted results	$1,065	$649	$4.39	$889	$536	$3.63

Schedule 4
REYNOLDS AMERICAN INC.
Reconciliation of GAAP to Proforma Adjusted Operating Income by Segment
R.J. Reynolds is the second-largest cigarette manufacturer in the United States and manages a contract manufacturing business. Conwood is the second largest smokeless tobacco products manufacturer in the United States.
Conwood’s GAAP operating income includes the operations acquired by RAI since May 31, 2006. Proforma operating income includes Conwood’s pre-acquisition operating income. The fair value of acquired assets and liabilities assumed has not yet been determined, and therefore, no resulting proforma adjustments have been made in the proforma adjusted operating income.
Management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics.

	Three Months Ended June 30,
	2006		2005
	R.J. Reynolds	Conwood	R.J. Reynolds	Conwood

GAAP operating income	$549	$27	$407	$—
The GAAP results include the following expense (income):
Federal tobacco buyout assessment	—	—	4	—
Phase II growers’ trust offset	—	—	(14)	—
Merger/integration costs	5	—	30	—

Total adjustments	5	—	20	—

Adjusted operating income	$554	27	$427

Conwood pre-acquisition GAAP operating income		46		65

Proforma adjusted operating income		$73		$65

	Six Months Ended June 30,
	2006		2005
	R.J. Reynolds	Conwood	R.J. Reynolds	Conwood
GAAP operating income	$954	$27	$845	$—
The GAAP results include the following expense (income):
Federal tobacco buyout assessment	(9)	—	7	—
Phase II growers’ trust offset	—	—	(79)	—
Merger/integration costs	12	—	52	—

Total adjustments	3	—	(20)	—

Adjusted operating results	$957	27	$825	—

Conwood pre-acquisition GAAP operating income		113		120

Proforma adjusted operating income		$140		$120

Schedule 5
REYNOLDS AMERICAN INC. / INDUSTRY VOLUMES
(Volume in Billion Units)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2006	2005	UNITS	%	2006	2005	UNITS	%
CAMEL (Filter Styles)	6.3	5.5	0.8	14.0%	11.6	10.4	1.3	12.2%
KOOL	3.1	3.0	0.1	3.5%	5.9	5.7	0.2	3.8%

TOTAL INVESTMENT BRANDS	9.4	8.5	0.9	10.3%	17.6	16.1	1.5	9.2%

TOTAL SELECTIVE SUPPORT BRANDS	11.7	11.5	0.2	1.7%	21.9	22.1	-0.2	-0.9%

TOTAL NON-SUPPORT BRANDS	6.8	7.6	-0.7	-9.8%	13.0	14.4	-1.3	-9.3%

TOTAL RJRT DOMESTIC	27.9	27.6	0.3	1.2%	52.5	52.5	-0.1	-0.1%
OTHER RAI COMPANIES	0.7	0.6	0.0	2.8%	1.3	1.2	0.1	4.9%

TOTAL RAI	28.6	28.2	0.3	1.2%	53.7	53.7	0.0	0.0%

TOTAL RJRT	27.9	27.6	0.3	1.2%	52.5	52.5	-0.1	-0.1%
TOTAL FP	17.1	16.6	0.5	2.7%	32.1	31.6	0.5	1.5%
TOTAL SAVINGS	10.8	11.0	-0.1	-1.1%	20.4	21.0	-0.5	-2.6%
FP/TOTAL MIX	61.2%	60.3%	0.9%		61.1%	60.1%	1.0%

INDUSTRY	96.7	100.0	-3.2	-3.3%	184.7	187.9	-3.2	-1.7%
FULL PRICE	70.0	71.5	-1.5	-2.1%	133.6	134.2	-0.6	-0.5%
SAVINGS	26.8	28.5	-1.7	-6.1%	51.2	53.7	-2.6	-4.8%
FP/TOTAL MIX	72.3%	71.5%	0.8%		72.3%	71.4%	0.9%
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
Other RAI Companies include U.S. volume for Lane Limited and Santa Fe Natural Tobacco Co., as well as volume for Puerto Rico and other U.S. territories.

Schedule 6
R.J.REYNOLDS — RETAIL SHARE OF MARKET

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	Change	2006	2005	Change
CAMEL (Filter Styles)	7.35%	6.60%	0.75	7.28%	6.62%	0.66
KOOL	3.12%	2.99%	0.12	3.10%	2.94%	0.17

TOTAL INVESTMENT BRANDS	10.46%	9.59%	0.88	10.38%	9.55%	0.83

TOTAL SELECTIVE SUPPORT BRANDS	12.18%	12.44%	(0.26)	12.12%	12.64%	(0.53)

TOTAL NON-SUPPORT BRANDS	7.25%	8.06%	(0.81)	7.42%	8.15%	(0.73)

TOTAL RJRT DOMESTIC	29.90%	30.08%	(0.19)	29.92%	30.34%	(0.42)
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
Retail shares of market are as reported by Information Resources Inc.

Schedule 7
CONWOOD VOLUMES AND SHARE OF MARKET
(Volume in Millions of Cans)
UNIT VOLUME

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2006	2005	Units	%	2006	2005	Units	%
KODIAK	14.9	15.7	(0.8)	-5.1%	28.7	30.2	(1.5)	-4.9%
Other premium	0.9	1.0	(0.0)	-5.1%	1.8	1.8	(0.0)	-1.2%
Total premium	15.9	16.7	(0.8)	-5.1%	30.5	32.0	(1.5)	-4.7%

GRIZZLY	50.6	37.8	12.7	33.7%	95.2	71.4	23.9	33.4%
Other price-value	0.8	1.1	(0.3)	-27.6%	1.6	2.3	(0.6)	-27.2%
Total price-value	51.4	38.9	12.4	31.9%	96.9	73.6	23.3	31.6%
Total moist snuff cans	67.2	55.6	11.6	20.8%	127.3	105.6	21.8	20.6%
Volumes reported include pre-acquisition amounts.
Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.
MARKET SHARE

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	Change	2006	2005	Change
Kodiak	5.38%	6.20%	(0.82)	5.31%	6.21%	(0.90)
Total premium	5.73%	6.60%	(0.87)	5.66%	6.60%	(0.94)

Grizzly	19.15%	15.57%	3.58	18.92%	15.18%	3.74
Total price-value	19.44%	15.99%	3.45	19.23%	15.64%	3.59

Total company	25.17%	22.59%	2.58	24.89%	22.24%	2.65
Share data based on MSAi data for total moist snuff industry distributor shipments to retail.